UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2009
Health Grades, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22019	62-1623449

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Golden Ridge Road, Suite 100 Golden, Colorado	80401

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 716-0041
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)	On March 31, 2009, Mr. Wes Crews was appointed Chief Operating Officer of Health Grades, Inc. (the “Company”), effective April 20, 2009.
Mr. Crews, age 46, brings over 20 years of online services and publishing experience to the Company. Mr. Crews joins the Company from onTargetjobs, a holding company for several leading niche job boards that provide online, recruitment advertising services, where he served as Executive Vice President since November 2005. Prior to onTargetjobs, Mr. Crews served as President and Chief Executive Officer of Infotrieve from November 2001 to November 2005. Infotrieve provides information services, online research tools, and electronic laboratory notebook applications to the pharmaceutical, biotech, electronics, and transportation industries.
There are no related party transactions between the Company and Mr. Crews. There were no arrangements or understandings between Mr. Crews and any other person pursuant to which he was appointed as Chief Operating Officer of the Company. Mr. Crews is not related to any director or executive officer of the Company.
In connection with Mr. Crews’ appointment as Chief Operating Officer, the Company entered in to an offer of employment letter (the “Letter”) with Mr. Crews. Under the terms of the Letter, Mr. Crews is entitled to receive an annual base salary of $250,000, a cash bonus of $30,000 payable in two equal installments on September 30 and December 31, 2009 and will be eligible to receive a target annual bonus, based on Mr. Crews’ individual Incentive Compensation Plan, of up to 40% of his base salary. In addition, Mr. Crews will be granted 100,000 shares of restricted stock, effective May 1, 2009, that will vest 10%, 20%, 30% and 40% on each of the first four anniversaries of the grant date. Mr. Crews will also be granted an additional 100,000 shares of restricted stock that will vest based on certain revenue and operating metrics of the Company. This grant will be effective upon approval of the Compensation Committee of the Board of Directors of the Company.
Pursuant to the Letter, in the event Mr. Crews is terminated for other than Cause, he will be paid three months base salary. In addition, Mr. Crews will be paid an additional month’s base salary for each month he has not accepted an offer of employment, up to a maximum of three additional months.
The summary of the offer of employment is qualified by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits
The following exhibits are being filed with this report.

Exhibit No.	Description
10.1	Offer of employment letter for Wes Crews
99.1	Press Release

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH GRADES, INC. (Registrant)
By:	/s/ Allen Dodge
Allen Dodge
Executive Vice President and Chief Financial Officer
Dated: April 9, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer of employment letter for Wes Crews
99.1	Press Release